Exhibit 10.3
ASSIGNMENT AND ASSUMPTION AGREEMENT
     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made on August 30, 2007 by and between InfraSource Services, Inc., a Delaware corporation (the “Company”) and Quanta Services, Inc., a Delaware corporation (“Parent”) with respect to the Company’s 2003 Omnibus Stock Incentive Plan and 2004 Omnibus Stock Incentive Plan (collectively, the “Plans”) and the options (“Company Options”) to acquire shares of the Common Stock of the Company, par value $0.001 per share (“Company Common Stock”) and restricted shares of the Company Common Stock that have been issued thereunder (“Company Restricted Shares” and, together with Company Options, the “Stock Awards”).
     WHEREAS, the Company, Parent, and Quanta MS Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger dated as of March 18, 2007 (the “Merger Agreement”) pursuant to which, effective as of the “Effective Time” (as that term is defined in the Merger Agreement), Merger Sub shall be merged with and into the Company with the Company as the surviving corporation (the “Merger”); and
     WHEREAS, the respective Board of Directors of the Company and Parent have previously approved the execution of this Agreement; and
     WHEREAS, upon the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into 1.223 shares of common stock (the “Exchange Ratio”) of Parent, par value $0.00001 per share (“Parent Common Stock”) (such stock, the “Merger Consideration”), and all shares of Company Common Stock shall cease to be outstanding and automatically shall be cancelled and cease to exist.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
1.	Effective as of, and contingent upon, the Effective Time, the Company hereby assigns to Parent, and Parent hereby assumes, the Plans and all of the rights, powers, obligations, responsibilities and liabilities set forth in the Plans, including, without limitation, the right and responsibility to appoint a committee to administer the Plans.
2.	As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company Option, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to purchase shares of Company Common Stock and shall be converted into an option (an “Adjusted Option”) to purchase, on the same terms and conditions as applied to each such Company Option immediately prior to the Effective Time (including, without limitation, the same vesting conditions), the number of whole shares of Parent Common Stock that is equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share), at an exercise price per share of Parent Common Stock (rounded up to the nearest whole penny) equal to the exercise price for each such share of Company Common Stock subject to such Company Option immediately prior to the Effective Time divided by the Exchange Ratio; provided, that the exercise price and the number of shares of Parent Common Stock subject to such Adjusted Option shall be determined in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided in this Agreement, each Adjusted Option shall continue to be governed by the terms of the Plan and the award agreement pursuant to which it was initially granted.
3.	As of the Effective Time, each Company Restricted Share that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive (the “Parent Restricted Share Right”), on the same terms and conditions as applied to each such Company Restricted Share immediately prior to the Effective Time (including, without limitation, the same vesting and transfer restrictions), the Merger Consideration; provided, that, upon the lapsing of restrictions with respect to each such Parent Restricted Share Right in accordance with the terms applicable to the corresponding Company Restricted Share immediately prior to the Effective Time, Parent shall be entitled to deduct and withhold such amounts as may be required to be deducted and withheld under the Code and any applicable state or local tax law with respect to the lapsing of such restrictions. Except as otherwise provided in this Agreement, each Parent Restricted Share Right shall continue to be governed by the terms of the Plan and the award agreement pursuant to which it was initially granted.
4.	From and after the Effective Time, all references to “Company” in each Plan and in each agreement evidencing any Stock Award shall be deemed to refer to Parent and all references to “Committee” in such Plans and agreements shall refer to the Compensation Committee of Parent, in each case unless Parent determines otherwise.
5.	The assignment and assumption and other actions contemplated by this Agreement shall be self-executing and shall become effective as of the Effective Date without any further action by any person; provided that the parties hereto agree to take all such further actions as may be necessary or appropriate to effectuate the terms and intent of this Agreement, including, without limitation, obtaining any required consents from holders of Stock Awards and making any amendments to the Plans and any Stock Awards that are necessary and appropriate to give affect to the transactions contemplated by this Agreement. Parent shall take all action necessary or appropriate to have available for issuance under an effective registration statement filed with the Securities and Exchange Commission a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Adjusted Options.
6.	This Agreement may be amended only by written instrument signed by the parties hereto.
7.	This Agreement shall be governed by the internal laws of the State of Delaware, determined without reference to the principles of conflicts of laws.

8.	This Agreement shall be binding upon the parties hereto and their respective successors and assigns. No person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.
9.	Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the Effective Date. If the Effective Date does not occur, this Agreement shall be of no force and effect.
10.	This Agreement may be executed in counterparts and all so executed counterparts shall constitute one and the same instrument. The parties hereto confirm that any facsimile copy of another partly executed counterpart of this Agreement (or the signature page thereof) shall be deemed an executed original.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INFRASOURCE SERVICES, INC.
By:	/s/ DAVID R. HELWIG
	Name:	David R. Helwig
	Title:	President and CEO

QUANTA SERVICES, INC.
By:	/s/ TANA L. POOL
	Name:	Tana L. Pool
	Title:	Vice President and General Counsel

(Signature Page)